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                                                                   EXHIBIT 10.21


                           COPYRIGHT LICENSE AGREEMENT

      This Agreement (this "Agreement") is made effective as of December 29, 1997 (the "Effective Date"), by A.D.A.M. SOFTWARE, INC., a Georgia corporation ("ADAM") and KAINOS LABORATORIES, INC., a Japanese corporation ("KAINOS").


                                    RECITALS

A. ADAM is engaged in the business of developing, distributing, and marketing computer software products in the form of computer programs and written documentation relating to their use.

B. ADAM has acquired from Mosby Consumer Health (MCH) the rights of Applied Medical Informatics, Inc., a Utah corporation ("AMI"), with respect to three computer software products, known as "Medical HouseCall", "Pediatric HouseCall" and "Illiad" (those three products are referred to in this Agreement as the "Products"). KAINOS wishes to acquire an exclusive license to use and modify the Products to create and manufacture Japanese language versions of the Products and derivative products in the Japanese language, and the exclusive right to distribute Japanese language versions of the Products throughout the world, and ADAM is willing to grant the license and distribution rights in the Japanese language versions of the Products to KAINOS under the terms and conditions of this Agreement. These rights being granted to KAINOS include all of ADAM's rights in and to the current localized Japanese versions and derivatives of the Products developed during the period when MCH owned the rights in the Products. KAINOS also wishes to acquire the right to distribute English language versions of the Products in Japan, and ADAM is willing to grant such rights under the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth in this Agreement, KAINOS and ADAM agree as follows:



                                    Section 1
                            RIGHTS GRANTED TO KAINOS

      1.1 Grant. Subject to the terms and conditions of this Agreement, ADAM grants to KAINOS the following exclusive license and related rights with respect to the Products in the Territory:

             (a) to manufacture and reproduce, or have manufactured and reproduced on its behalf, copies of Japanese language versions of the Products (including any modified versions of the Products produced by KAINOS pursuant to Section 1.1(c) below);



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             (b)  to market, sell and distribute Japanese language versions of the Products (including any modified versions of the Products in the Japanese language produced by KAINOS pursuant to Section 1.1(c) below) in the Territory during the term of this Agreement. KAINOS shall have the exclusive right to distribute, by any means or method of distribution, the Japanese language versions of the Products (including any modified versions of the Products in the Japanese language produced by KAINOS pursuant to Section 1.1(c) below) in the Territory, including exclusive copyrights with respect to the Japanese language versions of the Products (including any modified versions of the Products in the Japanese language produced by KAINOS pursuant to Section 1.1(c) below);

             (c) to modify the Products in the Japanese language (which may include a limited amount of English language where the English language word or term cannot be properly translated into the Japanese language, or which enhances the functions of the Japanese language version) and create derivative works of the Products in the Japanese language, including without limitation localized versions of the Products in the Japanese language (which may include a limited amount of English language where the English language word or term cannot be properly translated into the Japanese language, or which enhances the functions of the Japanese language version) designed for the Japanese market, and to manufacture and reproduce, market, distribute and sell such modifications to and derivatives of the Products (including localized versions of the Products) in the Japanese language in the Territory during the term of this Agreement; provided that any such modifications and derivatives (including localized versions) must be in the Japanese language.

      1.2 Sublicenses. ADAM hereby grants KAINOS the right to sublicense the manufacturing, reproduction and distribution (through multiple tiers of sublicenses) of the Japanese language versions of the Products in the Territory during the term of this Agreement; provided that KAINOS must cause all sublicenses to comply with the terms and conditions of this Agreement.

      1.3 Distribution Rights. ADAM grants to KAINOS the exclusive right to distribute copies of the English language versions of the "Illiad" Product in Japan only, subject to the terms and conditions of this Agreement. ADAM also grants to KAINOS the exclusive right to distribute copies of the English language versions of the "Medical Housecall" and "Pediatric Housecall" Products in Japan only, subject to (1) the existing rights of Mindscape under the worldwide distribution agreement between Mindscape and ADAM which expires on December 31, 2000 (the "Mindscape Distribution Agreement"), and (2) the terms and conditions of this Agreement. Upon the termination of the existing Mindscape Distribution Agreement, KAINOS will have the exclusive right to distribute the English language versions of the Products in Japan only.

All copies of English language versions of the Products distributed by KAINOS in Japan must be obtained by KAINOS from ADAM pursuant to this Agreement; KAINOS will not have the right to manufacture, make or have made copies of the English language versions of the Products. ADAM will furnish KAINOS with 100 copies of the English language versions of each of the Products, solely for distribution in Japan, free of charge, at KAINOS' request. Thereafter, the per unit royalty for the English language versions of Medical Housecall and Pediatric Housecall will be U.S. $12.00 per unit. Units of the English language version of Iliad may be purchased by



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KAINOS at a royalty equal to the average price charged by ADAM in the U.S. to resellers of that Product. The Products will be shipped FOB ADAM by a method specified by KAINOS. KAINOS will be responsible for shipping and insurance.

      1.4 No Implied Rights. Except as specifically set forth in this Agreement, no express or implied license or right of any kind is granted to KAINOS regarding the Products or any of the trademarks of ADAM, including, but not limited to, any right to know, use, produce, receive, reproduce, copy, market, sell, distribute, transfer, translate, modify, adapt, disassemble, decompile, or reverse-engineer the Products or obtain possession of any source code or other technical material relating to the Licensed Products. KAINOS specifically acknowledges and agrees that the rights granted under this Agreement are limited to the Japanese language versions of the Products ("Medical HouseCall," "Pediatric HouseCall," and "Illiad"); the rights granted do not apply to any other products of ADAM.


                                    Section 2

                         OBLIGATIONS OF KAINOS AND ADAM

      2.1   Marketing.  KAINOS will use reasonable efforts to promote and market
(1) the modified Japanese language versions of the Products and derivatives of the Products in the Japanese language produced by KAINOS in the Territory, and
(2) the English language versions of the Products in Japan. KAINOS will bear the cost of all marketing and advertising expenses related to the Japanese language versions and derivatives of the Products in the Japanese language produced by KAINOS and the English language versions of the Products distributed by KAINOS.

      2.2 Product Support and Warranty. KAINOS shall be solely responsible for supporting all end-users of the Products distributed by KAINOS and for providing all warranty coverage and support in accordance with the customary end-user warranty included with the Products. ADAM will furnish end-user support and warranty coverage (returns of defective products) for copies of English-language versions of the Products distributed in Japan, in accordance with ADAM's standard end-user warranty and support policies. ADAM will provide to KAINOS, during the term of this Agreement and in a timely manner, all revisions, updates, enhancements or fixes to the Products that ADAM may, in its sole discretion, elect to develop, or have developed, and incorporate, or have incorporated, in the English language versions of the Products for general distribution in the United States; however, ADAM is not obligated to undertake any such revisions, updates, enhancements or fixes. ADAM will also use its commercially reasonable efforts to furnish KAINOS with access to any technical materials or information about the Products that is in ADAM's possession and control (including using reasonable efforts to obtain such materials or information from third parties) and would be useful to KAINOS in the development and manufacture of the Japanese language versions of the Products (including modifications of the Products developed by KAINOS). If the assistance requested by KAINOS exceeds 10 hours in any calendar quarter, ADAM will be compensated at its standard contracted services rate (currently U.S.$125 per hour).


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      2.3   Packaging.  KAINOS will develop any new packaging required for the
Japanese language versions of the Products or derivatives of the Products in the Japanese language produced by KAINOS. Any copies of the English language versions of the Products distributed by KAINOS in Japan in accordance with this Agreement must be distributed in the original packaging furnished by ADAM; KAINOS will not have the right to repackage such copies of the English language versions of the Products without authorization from ADAM.

      2.4 Notices. KAINOS will maintain any copyright and trademark notices which are included on and in the Products or otherwise specified by ADAM in writing from time to time.

      2.5 No Authority to Bind A.D.A.M. KAINOS has and will exercise no authority to make statements, warranties or representations concerning the Products that exceed or are inconsistent with the marketing materials or technical specifications provided to KAINOS by ADAM. KAINOS has and will exercise no authority to bind ADAM to any undertaking or performance with respect to the Products.

      2.6 Deliverables. ADAM will provide, upon execution of this Agreement, KAINOS all object code, source code, related technical materials in ADAM's possession relating to the development of the current versions of the Products, in electronic form, as listed on Exhibit A. ("Deliverables")


                                    Section 3
                               PROPRIETARY RIGHTS

      3.1 Ownership. Notwithstanding any provision in this Agreement to the contrary, as between KAINOS and ADAM, ADAM will retain and own all worldwide right, title and interest in and to the Products and the Trademarks, and all intellectual property and other rights therein, including but not limited to copyrights, patents, and trade secrets in the Products and derivatives thereof (both object code and source code form), and the Collateral Materials, including all copies and all portions thereof, and nothing in this Agreement will vest title in KAINOS to any rights therein, except as expressly set forth in this Agreement. KAINOS will own all rights in any derivative works of the Products in the Japanese language developed by KAINOS in accordance with Section 1.1(c); however, KAINOS' rights in such derivatives will be limited to the Japanese language versions only, and KAINOS will not have the right to translate such derivatives into any other language.

      3.2 KAINOS Developed Materials. KAINOS may, at its own expense, adopt its own trademarks, artwork, copy and packaging in marketing and promoting the Japanese language versions of the Products and the derivatives of the Products in the Japanese language produced by KAINOS. KAINOS will not have the right to use any of the trademarks or tradenames of ADAM on or with respect to the Japanese language versions of the Products or derivatives of the Products in the Japanese language produced by KAINOS. Any copies of the English language



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versions of the Products distributed by KAINOS in Japan must be distributed and sold in the original packaging furnished by ADAM; such copies may not be repackaged by KAINOS without authorization from ADAM.


                                    Section 4
                                CONFIDENTIALITY

      4.1 Confidential Information. All documentation and information designated by the party disclosing the information (the "Disclosing Party") as proprietary or confidential, including without limitation drawings, source code, computer program listings, techniques, algorithms, and processes and technical and marketing information ("Confidential Information") which is supplied by the Disclosing Party in connection with this Agreement shall be treated confidentially by the recipient of the confidential information ("Recipient") and its employees and contractors and shall not be disclosed by the Recipient, except as required in order to exercise the rights and obligations set forth in this Agreement, without the Disclosing Party's prior written consent.
Recipients of Confidential Information shall disclose Confidential Information only to employees, contractors, and sublicensees who have a need to know and have executed written agreements requiring them to comply with the nondisclosure obligations set forth herein.

      4.2 Limitations. Information shall not be considered to be Confidential Information if it (1) is already or otherwise becomes publicly known through no act of Recipient; or (2) is lawfully received from third parties subject to no restriction of confidentiality; or (3) can be shown by Recipient to have been independently developed by it; or (4) is authorized by the Disclosing Party to disclose, copy or use; or (5) is disclosed by the Disclosing Party to third parties without restriction on subsequent disclosure; or (6) is required to be disclosed in the context of an administrative or judicial proceeding.

      4.3 Survival. The provisions of this Section will survive the termination of this Agreement for so long as the materials remain confidential and proprietary, in the case of any materials which constitute trade secrets under applicable law. The duty of confidentiality with respect to all other confidential information shall survive the termination or expiration of the Agreement for a period of three (3) years.


                                    Section 5
                    WARRANTIES, COVENANTS AND INDEMNIFICATION

      5.1 Warranties and Covenants of ADAM. ADAM represents, warrants and covenants to KAINOS that: (a) ADAM has the full power to enter into this Agreement; (b) ADAM's performance of the terms of this Agreement and of ADAM's obligations hereunder will not breach any separate agreement by which ADAM is bound; (c) ADAM has retained (that is, it has not transferred or licensed) any of the rights that it acquired in the Products; (d) the rights being granted to KAINOS include all of ADAM's rights in and to the current localized Japanese versions and derivatives of & Products developed during the period when Mosby Consumer Health owned the rights in the Products; (e) other than Mindscape, ADAM has not


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authorized or licensed, nor will it authorize or license, any party to distribute English language versions of the Products in Japan; and (f) ADAM will not make any derivative versions of the Products with the intent to be and/or would be competitive with KAINOS in the Japanese market. ADAM specifically disclaims any warranty or covenant with respect to the noninfringement by the Products or Trademarks of any third party intellectual property rights (including any copyright rights, patent rights, trade secret rights or trademark rights), and KAINOS expressly assumes any and all risk that the Products or the Trademarks may infringe third party rights, except that KAINOS does not assume any risks with respect to copies of Products distributed by Mindscape in Japan. ADAM does not have actual knowledge of any existing claim against ADAM which would affect ADAM's ownership rights to the Products. ADAM agrees that it will notify KAINOS if ADAM learns of any claim that would affect ADAM's ownership rights to the Products, or any claim that the Products infringe any third party rights in Japan, that may arise subsequent to the execution of this Agreement.

      5.2 ADAM's Indemnity. A.D.A.M. agrees to indemnify, hold harmless and defend KAINOS from all claims, defense costs (including reasonable attorneys' fees), judgements and other expenses arising out of or on account of (a) the breach of any representation, covenant or warranty set forth in Section 5.1 above; and/or (b) claims arising out of prior agreements involving MCH, Mosby, AMI Inc., AMI-US, AMI-Japan (not related to claims covered under Section 5.5(c) and (d) of this Agreement).

      5.3 KAINOS Obligation. KAINOS shall notify A.D.A.M. promptly of any claim as to which indemnification will be sought and provide A.D.A.M. reasonable cooperation in the defense and settlement thereof.

      5.4 Warranties and Covenants of KAINOS. KAINOS represents, warrants and covenants to ADAM that: (a) KAINOS has the full power and authority to enter into this Agreement and to fulfill its obligations hereunder; (b) any promotional materials, packaging, documentation or other materials developed by KAINOS for use with the Products, do not infringe upon, or misappropriate, any copyright, trademark, trade secret or other proprietary rights of any third party; (c) KAINOS's performance of the terms of this Agreement and of KAINOS's obligations hereunder will not breach any separate agreement by which KAINOS is bound; and (d) KAINOS has acquired all rights of AMI-Japan, Inc., a Japanese corporation ("AMI-Japan") with respect to the Products, including without limitation, the rights of AMI-Japan under the Standard Company Agreement between Applied Medical Informatics, Inc. and AMI-Japan, Inc., dated February 19, 1996 (the "Company Agreement") and Statement of Work No. 1 ("Localization of Medical HouseCall and Pediatric HouseCall for Japanese marketplace Effective on March
1, 1996") (the "Statement of Work"), and, as a result of such acquisition of AMI-Japan's rights by KAINOS, AMI-Japan no longer has any right, title or interest in or to the Products.

      5.5 KAINOS Indemnity. KAINOS agrees to indemnify, hold harmless and defend ADAM from all claims, defense costs (including reasonable attorneys' fees), judgements and other expenses arising out of or on account of claims of:

            (a) any actions or omissions on the part of KAINOS in manufacturing, distributing, marketing, or sublicensing the Products;



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            (b)   any statements, claims, representations or warranties made by
      KAINOS or its employees, agents, sublicensees representative, relating to the Products;

            (c) the breach of any representation, covenant or warranty set forth in Section 5A above;

            (d) any claim by AMI-Japan against ADAM or KAINOS arising out of or relating to the execution, delivery or performance of this Agreement or the Company Agreement or Statement of Work.

  5.6 A.D.A.M.'s Obligation. ADAM shall notify KAINOS promptly of any claim as to which indemnification will be sought and provide KAINOS reasonable cooperation in the defense and settlement thereof.


                                    Section 6
                                    ROYALTIES

      6.1   License Fees.  In consideration for the rights granted KAINOS under
Section 1 of this Agreement, and the Deliverables provided in Section 2.6, KAINOS will pay to ADAM license fees in the aggregate amount of U.S.$750,000.00 (the "License Fees").

      6.2 Payment of License Fees. The initial installment of the License Fees, in the amount of U.S.$375,000, will be payable upon execution of this Agreement and the receipt by KAINOS of the Deliverables as stated in Section 2.6, by wire transfer of that amount, in U.S. Dollars, to the account of ADAM designated in writing by ADAM. The remaining balance of the License Fees, U.S.$375,000, will be secured by KAINOS by a Letter of Credit in the amount of US. $ 375,000 which ADAM would have the right to draw on March 31st, 1999 provided that (1) KAINOS had received the Deliverables in Section 2.6, and (2) ADAM had provided any updates, revisions, enhancements or fixes that may exist, and has provided any required support needed to complete the Japanese versions of the Products, in each case as contemplated under Section 2.2 of this Agreement. All such payments will be made by wire transfer of US. Dollars to the account of ADAM designated in writing by ADAM.

      6.3 No Offsets. Except as may be required under the Conventions between the United States of America and Japan governing Taxes on Income, the License Pees due to ADAM under this Agreement are net amounts, exclusive of all taxes (other than any required withholding of any US. corporate income taxes of ADAM required by existing reciprocal tax agreements between the U.S. and Japan governing such transactions), and are not subject to offset or reduction because of any costs, expenses, or liabilities incurred by KAINOS or imposed on ADAM in the performance of this Agreement or otherwise due as a result of this Agreement.



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      6.4   Taxes.  KAINOS will be responsible for, and will pay directly, any and all taxes, duties and charges incurred in the performance of this Agreement, including without limitation sales and use taxes, withholding taxes, duties and charges imposed by federal, state or local governmental authorities in the United States, Japan or elsewhere, but excluding U.S. corporate income taxes of ADAM. KAINOS will also be responsible for payment of any license fee, assessment, duty, tax, levy, or other charge imposed by or in Japan as a result of this Agreement or the transactions provided for under this Agreement.


                                    Section 7
                              TERM AND TERMINATION

      7.1 Term. The term of this Agreement will commence on January 1, 1998 and will expire on December 31, 2097 (the "Initial Term"), unless earlier terminated.

      7.2 Option to Renew. At the end of the Initial Term, KAINOS will have the option to extend the term of this Agreement automatically for an additional term of 99 years, beginning on January 1, 2098, on the same terms and conditions of this Agreement, other than the payment of License Fees. At the time of such exercise, KAINOS will pay license fees for the additional term in the amount of U.S.$10.00. All other terms and conditions of this Agreement will apply during the extended term. KAINOS will notify ADAM in writing whether KAINOS intends not to exercise the option provided for in this Section 7.2 at least 90 days prior to the end of the Initial Term.

      7.3 Termination. This Agreement may be terminated on the sixtieth (60) day after either party gives the other party written notice of a material breach by the other party of any material term or condition of this Agreement, unless the breach is cured prior to the end of the 60 day period (or, if the breach cannot reasonably be cured within 60 days but can be cured within a reasonable additional period of time, if the breach is not cured within such reasonable additional period of time). In addition, either party may terminate this Agreement upon written notice to the other party if the other party (1) dissolves or winds up its business (except in connection with a merger or acquisition transaction); or (2) is subject of a voluntary or involuntary filing under the bankruptcy laws of any jurisdiction, unless the filing is discharged within 180 days.

      7.4 Rights in the Event of Dissolution, Insolvency or Bankruptcy. If either party is adjudicated as bankrupt or insolvent, or if the shareholders of party shall resolve to dissolve and liquidate the party, and the other party at the time of such adjudication or resolution is in full compliance with this Agreement and has not been notified by the other party of default under the terms of this Agreement, then the other party shall have right of access to all source codes, diagrams and charts that may exist and are necessary to continue the support, manufacture and marketing of the Japanese language versions of the Products, and derivatives of the Products in the Japanese language, within the Territory.


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                                    Section 8
                         DISTRIBUTION AFTER TERMINATION

      KAINOS and any of its sublicensees granted rights under this Agreement will be entitled to continue to distribute and sell Products manufactured prior to the date of termination pursuant to the terms of this Agreement notwithstanding termination of the licenses granted in Section 1, for a period not to exceed three (3) months. However, KAINOS must not manufacture or reproduce Products after the termination of the licenses granted in Section 1.1 and no sublicensee may manufacture or reproduce Products after the termination of the license granted to KAINOS.


                                    Section 9
                               LEGAL PROCEEDINGS

      KAINOS will promptly notify A.D.A.M. of any infringement of A.D.A.M.'s proprietary rights that comes to KAINOS's attention and will cooperate with A.D.A.M. in any action brought by A.D.A.M. to investigate or remedy any such infringement of these rights.


                                   Section 10
                      GOVERNING LAW AND DISPUTE RESOLUTION

      10.1 Attorneys' Fees. If either party commences legal action to enforce the terms of this Agreement, or should litigation occur between KAINOS and ADAM over any other issue, then the prevailing party in such legal action shall recover from the non-prevailing party all reasonable costs and expenses incurred, including reasonable attorney fees and court costs. Court costs shall mean all reasonable expenses incurred related to the litigation whether or not such costs are taxable under applicable statutes.

      10.2 Governing Law. The validity, construction, and performance of this Agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of law.


                                   Section 11
                            MISCELLANEOUS PROVISIONS

      11.1 Notices. For the purposes of all notices and other communications required or permitted to be given hereunder, the addresses of the parties hereto shall be indicated below. All such communications shall be in writing and shall be deemed to have been duly given if sent by facsimile, the receipt of which is confirmed by return facsimile, or if delivered personally with receipt acknowledged, or sent by first class registered or certified mail or equivalent, return receipt requested, if available, postage paid, or commercial carrier (e.g. Federal Express or UPS), addressed to the parties at their addresses respectively set forth below:


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            If to ADAM              A.D.A.M. Software Inc.
                                    1600 RiverEdge Parkway - Suite 800
                                    Atlanta, Georgia 30328
                                    Attention:  Robert S. Cramer, Jr.



            If to KAINOS:           Kainos Laboratories, Inc.
                                    38-18, Hongo 2-Chome
                                    Bunkyo-ku, Tokyo 113
                                    Japan
                                    Attn:  Mr. Toshimichi Nakamura

      11.2 Entire Agreement. This Agreement, including any attached schedules, constitutes the entire agreement between the parties with respect to the services and all other subject matter hereof and merges all prior and contemporaneous oral or written communications, agreements, representations and/or understandings. It shall not be modified nor any provision waived or departed from except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the parties by their respective duly authorized representatives; and then such waiver or consent shall be effective only in the specific instances of and for the specific purposes given.

      11.3 Severability. In the event that any one or more of the provisions of this Agreement is found to be illegal or unenforceable, then notwithstanding such illegality or unenforceability, this Agreement shall remain in full force and effect, and such term or provision shall be deemed modified as necessary to achieve the original intent of the parties with respect to the Agreement.

      11.4 Contract Assignment. Neither party may assign their rights and duties under this Agreement without the consent of the other party, which will not be unreasonably withheld; however, either party may assign this Agreement to any parent, subsidiary, or affiliate of such party or to any third party which succeeds by operation of law to, or purchases or otherwise acquires substantially all of the assets of such party or a subsidiary or affiliate of such party and which assumes such party's obligations hereunder, provided, further, that in no event shall the rights or obligations of either party hereunder be assigned or assignable by any bankruptcy proceedings, and in no event shall this Agreement or any rights or privileges hereunder be an asset of either party under any bankruptcy, insolvency or reorganization proceedings.
The rights and duties of each party will survive any permitted assignment by either party.

      11.5 Waivers and Amendments. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No



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failure or delay by either party in exercising any rights, powers, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

      11.6 Agency. The parties are separate and independent legal entities. Nothing in this Agreement shall constitute a partnership nor make either party the agent or representative of the other. Neither party has the authority to bind the other or to incur liability on behalf of the other, nor to direct the employees of the other.

      11.7 Titles and Headings. The titles and headings of each section are intended for convenience only and shall not be used in construing or interpreting the meaning of any particular clause or section.

      11.8 Contractual Interpretation. Ambiguities, inconsistencies, or conflicts in this Agreement shall not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties' intentions at the time this Agreement is entered into.

      11.9 No Third Party Rights. This Agreement is not for the benefit of any third party, and shall not be considered to grant any right or remedy to any third party whether or not referred to in this Agreement.

      11.10 Authority. A.D.A.M. and its representative executing this Agreement represent and warrant that such representative has the actual authority to enter into this Agreement on behalf of and to bind A.D.A.M. thereby. KAINOS and its representative executing this Agreement represent and warrant that such representative has the actual authority to enter into this Agreement on behalf of and to bind KAINOS thereby.

      11.11 Confidentiality of Agreement. The parties consider the terms of this Agreement to be confidential. Neither party will disclose this Agreement or its terms to any third party except (1) to the extent, if any, required by law or to by the legal, accounting, investment, or banking requirements of a party; or (2) with the prior written consent of the other party (such consent not to be unreasonably withheld).

      11.12 LIMITATION ON LIABILITY; REMEDIES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS AGREEMENT OR ANY TERMINATION OF THIS AGREEMENT, WHETHER SUCH LIABILITY IS ASSERTED ON THE BASIS OF CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR OTHERWISE, EVEN IF EITHER PARTY HAS WARNED OR BEEN WARNED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. MOREOVER, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER


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PARTY OR ANY THIRD PARTY EXCEED THE AMOUNT OF LICENSE FEES PAID TO ADAM AS
PROVIDED UNDER THIS AGREEMENT.

      11.13 Survival. The following provisions will survive the termination or expiration of this Agreement Sections 2.5, 3.1, 4, 5, 6, 8, 10, 11.11, 11.12, and this 11.13.

      11.14 Counterparts. This Agreement may be executed in counterparts, and a facsimile copy of this Agreement, signed by either party and transmitted to the other party, will constitute a binding signature to this Agreement.

      11.15  Definitions.  The following definitions shall apply throughout this
Agreement:

            (a) Collateral Materials. "Collateral Materials" means the instruction manuals (user guide), packaging, labels, promotional and advertising materials which are or have been developed for use in the sale and promotion of the Products.

            (b) Products. "Products" means the three computer products known as "Medical HouseCall", "Pediatric HouseCall" and "Illiad", together with associated Collateral Materials.

            (c) Trademarks. "Trademarks" means any trademarks, service marks or tradenames of A.D.A.M. associated with the Products, as designated by A.D.A.M.

            (d)   Territory.  "Territory" means anywhere in the world.

      11.16 Bankruptcy or Insolvency. This Agreement will survive any bankruptcy or insolvency of ADAM, and KAINOS will have the right under U.S. bankruptcy law to elect to continue its licenses hereunder in accordance with
Section 365(n) of the United States Bankruptcy Code.

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date set forth above.


A.D.A.M. SOFTWARE, INC.                   KAINOS LABORATORIES, INC.



By: /s/ Robert S. Cramer, Jr.             By:   /s/ Masanori Hirakawa
   --------------------------                   --------------------------


Its: Chairman and CEO
    -------------------------                   --------------------------


                                          ITS:  President
                                                --------------------------



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


                                    EXHIBIT A


Deliverables of A.D.A.M. to Kainos


1.    Medical Housecall, Pediatric Housecall, Iliad Product
      Windows and Macintosh Source Code (CD-ROM)


2.    Applied Medical Informatics Encyclopedia Processes & Tools (document)

3.    Applied Medical Informatics Knowledge Engineering Processes (document)

4.    Translation Process (document)

ADAM will provide, upon execution of this Agreement, KAINOS all object code, source code, related technical materials in ADAM's possession relating to the development of the current versions of the Products, in electronic form, as listed on EXHIBIT A. ("Deliverables")

ADAM will also use its commercially reasonable efforts to furnish KAINOS with access to any technical materials or information about the Products that is in ADAM's possession and control (including using reasonable efforts to obtain such materials or information from third parties) and would be useful to KAINOS in the development and manufacture of the Japanese language versions of the Products (including modifications of the Products developed by KAINOS).


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